EXHIBIT 15

The Board of Directors and Shareholders

Tidewater Inc.

We are aware of the incorporation by reference in the Registration Statements (Forms S-8 No. 33-63094, No. 33-38240, No. 333-32729, and No. 333-47687) of Tidewater Inc. of our report dated January 16, 2004 relating to the unaudited condensed consolidated interim financial statements of Tidewater Inc. that are included in its Form 10-Q for the quarter ended December 31, 2003.

/s/    ERNST & YOUNG LLP

New Orleans, Louisiana

January 16, 2004